EXHIBIT 19.1

Franklin Auto Trust 2004-2
Monthly Servicing Report

Collection Period:		September 2005
Distribution Date:		October 15, 2005
Number of Days in Distribution Period:		30

Section I. Original Deal Parameters

A. Original Portfolio				Principle Weighted Average
	Number of	Principal	Coupon	Original Term	Remaining Term	Seasoning
	Contracts	Balance	(WAC)	(Months)	(Months)	(Months)
i. Prime Loans	5,776	98,178,975.82	6.92%	67.69	63.92	3.77
ii. Non-Prime Loans	4,722	74,730,855.87	11.37%	68.20	60.07	8.13
iii. Sub-Prime Loans	166	2,115,168.49	16.51%	63.31	56.93	6.38
iv. Pre-funding account		58,000,000.00
v. Total Loans	10,664	233,025,000.18	8.93%	67.86	62.19	5.67

B. Bonds Issued
	Original Principal		Legal Final
	Balance	Coupon	Maturity		CUSIP
i. Class A-1 Notes	45,000,000.00	2.49%	December 15, 2005		35242R BF 0
ii. Class A-2 Notes	58,000,000.00	3.07%	September 17, 2007		35242R BG 8
iii. Class A-3 Notes	64,000,000.00	3.48%	April 15, 2009		35242R BH 6
iv. Class A-4 Notes	66,000,000.00	3.93%	August 15, 2012		35242R BJ 2

C. Spread Account

i. Initial Cash Deposit		0.00
ii. Spread Account Floor Amount		2,330,250.00
iii. Specified Spread Account Amount		5.25%	of Outstanding Pool Balance
iv. Maximum Spread Account Amount		10.00%	of Outstanding Pool Balance
v. Initial Payment Provider Commitment		7,573,312.51

Section II. Deal Status as of Previous Distribution Date

A. Portfolio				Principle Weighted Average
	Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)

i. Prime Loans	6,143	96,894,222.84	6.66%	68.00	57.37	10.63
ii. Non-Prime Loans	4,629	67,622,813.25	11.24%	68.47	55.23	13.24
iii. Sub-Prime Loans	179	1,996,600.33	16.97%	63.25	51.64	11.61
iv. Pre-Funding Account		0.00
v. Total Loans	10,951	166,513,636.42	8.65%	68.13	56.43	11.70

B. Bonds Outstanding
		Principal Balance	Unpaid Interest Shortfall Amount
i. Class A-1 Notes		0.00	0.00
ii. Class A-2 Notes		36,488,636.42	0.00
iii. Class A-3 Notes		64,000,000.00	0.00
iv. Class A-4 Notes		66,000,000.00	0.00

C. Spread Account

i. Spread Account Cash Balance		2,330,250.00
ii. Payment Provider Commitment		6,411,715.91

D. Shortfall Amounts
		0.00
i. Base Servicing Fee Shortfall		0.00
ii. Surety Fee Shortfall		0.00
iii. Unreimbursed Surety Draws		0.00
iv. Unreimbursed Insurer Optional Deposit		0.00
v. Additional Servicing Fee Shortfall		0.00

Section II. Deal Status as of Previous Distribution Date

E. Delinquencies in Period

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	214,434.52	225,238.93	63,142.63	82,319.18	224,292.31	24,087.03
ii. Non-Prime Loans	984,821.50	447,158.15	227,983.18	204,721.07	467,574.95	138,452.05
iii. Sub-Prime Loans	71,212.34	17,393.30	13,640.77	0.00	0.00	32,821.39
iv. Total Loans	1,270,468.36	689,790.38	304,766.58	287,040.25	691,867.26	195,360.47

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	21	12	4	4	9	1
ii. Non-Prime Loans	80	37	22	14	31	11
iii. Sub-Prime Loans	4	2	1	0	0	2
iv. Total Loans	105	51	27	18	40	14

Principal Balance as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Balance
i. Prime Loans	0.22%	0.23%	0.07%	0.08%	0.23%	0.02%
ii. Non-Prime Loans	1.46%	0.66%	0.34%	0.30%	0.69%	0.20%
iii. Sub-Prime Loans	3.57%	0.87%	0.68%	0.00%	0.00%	1.64%
iv. Total Loans	0.76%	0.41%	0.18%	0.17%	0.42%	0.12%

Number of Contracts as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Number
i. Prime Loans	0.34%	0.20%	0.07%	0.07%	0.15%	0.02%
ii. Non-Prime Loans	1.73%	0.80%	0.48%	0.30%	0.67%	0.24%
iii. Sub-Prime Loans	2.23%	1.12%	0.56%	0.00%	0.00%	1.12%
iv. Total Loans	0.96%	0.47%	0.25%	0.16%	0.37%	0.13%

Section III. Collection Period Activity and Current Status
A. Portfolio				Principal Weighted Average
	Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)
i. Prime Loans	5,962	93,022,626.12	6.65%	68.03	56.50	11.53
ii. Non-Prime Loans	4,445	64,559,105.26	11.19%	68.52	54.49	14.03
iii. Sub-Prime Loans	176	1,947,553.46	16.92%	63.30	50.84	12.46
iv. Pre-funding Account		0.00
v. Total Loans	10,583	159,529,284.84	8.62%	68.17	55.62	12.55
B. Delinquencies in Period
	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	212,900.49	47,581.88	142,727.95	84,480.16	166,950.82	129,853.86
ii. Non-Prime Loans	1,037,655.57	333,728.11	226,904.39	169,424.52	478,184.81	398,583.07
iii. Sub-Prime Loans	38,399.02	20,381.41	17,393.30	0.00	20,381.41	0.00
iv. Total Loans	1,288,955.08	401,691.40	387,025.64	253,904.68	665,517.04	528,436.93

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	20	6	8	4	8	6
ii. Non-Prime Loans	92	23	19	11	31	30
iii. Sub-Prime Loans	3	1	2	0	1	0
iv. Total Loans	115	30	29	15	40	36

Principal Balance as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Current Balance
i. Prime Loans	0.23%	0.05%	0.15%	0.09%	0.18%	0.14%
ii. Non-Prime Loans	1.61%	0.52%	0.35%	0.26%	0.74%	0.62%
iii. Sub-Prime Loans	1.97%	1.05%	0.89%	0.00%	1.05%	0.00%
iv. Total Loans	0.81%	0.25%	0.24%	0.16%	0.42%	0.33%

Number of Contracts as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Current Number
i. Prime Loans	0.34%	0.10%	0.13%	0.07%	0.13%	0.10%
ii. Non-Prime Loans	2.07%	0.52%	0.43%	0.25%	0.70%	0.67%
iii. Sub-Prime Loans	1.70%	0.57%	1.14%	0.00%	0.57%	0.00%

iv. Total Loans	1.09%	0.28%	0.27%	0.14%	0.38%	0.34%

Section III. Collection Period Activity and Current Status
C. Collections
i. Simple Interest Contracts
a. Interest Collections	1,156,775.94
b. Principal Collections	6,455,914.65
ii. Net Liquidation Proceeds	214,120.41
iii. Post Disposition Recoveries	46,050.45
iv. Repurchase Amounts
a. Interest	0.00
b. Principal	0.00

D. Pre-funding Account
i. Beginning Balance	0.00
ii. Withdrawal from Pre-funding Account During Current Collection Period	0.00
iii. Ending Balance	0.00

E. Total Available
i. Total Interest Collections	1,156,775.94
ii. Total Principal Collections	6,670,035.06
iii. Collected Funds	7,826,811.00
iv. Reinvestment Income Collected in Spread Account	0.00
v. Reinvestment Income Collected in Pre-funding Account	0.00
vi. Monthly Capitalized Interest Amount	0.00
vii. Reinvestment Income Collected in Spread Account	6,199.54

F. Month End Pool Balance
i. Beginning Pool Balance	166,513,636.42
ii. Principal Collections	6,670,035.06
iii. Realized and Cram-Down Losses	314,316.52
iv. Month End Pool Balance	159,529,284.84

Section IV. Distribution Calculations
A. Servicing Fee
i. Servicing Fee Rate
a. Prime Receivable @ 1.00%			80,745.19
b. Non-prime Receivables @ 1.50%			84,528.52
c. Sub-prime Receivables @ 2.00%			3,327.67
d. Total Servicing Fee			168,601.37
e. Total Receivables @ 1.25%			173,451.70
ii. Base Servicing Fee (less of id. and ie.)			168,601.37
iii. Previous Servicing Fee Shortfall			0.00
iv. Additional Servicing Fee			0.00
v. Previous Additional Servicing Fee Shortfall			0.00
vi. Total Additional Servicing Fee			0.00
vii. Supplemental Servicing Fee			50,775.48
viii. Total Supplemental Servicing Fee			50,775.48

B. Surety Fee
i. Surety Fee Rate			0.180%
ii. Base Surety Fee Due			24,973.30
iii. Previous Surety Fee Shortfall			0.00
iv. Total Surety Fee Due			24,973.30

C. Bond Interest
	Bond Interest Rate	Number of Days in Period	Current Interest	Previous Interest Shortfall	Accrued Interest on Interest Shortfall	Total Bond Interest Due
i. Class A-1 Notes	2.49%	30	0.00	0.00	0.00	0.00
ii. Class A-2 Notes	3.07%	30	93,350.09	0.00	0.00	93,350.09
iii. Class A-3 Notes	3.48%	30	185,600.00	0.00	0.00	185,600.00
iv. Class A-4 Notes	3.93%	30	216,150.00	0.00	0.00	216,150.00
v. Total	3.57%		495,100.09	0.00	0.00	495,100.09

Section IV. Distribution Calculations
D. Bond Principal
i. Beginning Note Balance	166,488,636.42
ii. Current Pool Balance	159,504,284.84
iii. Principal Distributable Amount	6,984,351.58
E. Total Required Distributions	7,673,026.34
F. Total Available Funds	7,872,861.45
G. Required Distribution Shortfall	0.00
H. Cash Available in Spread Account	2,336,449.54
I. Reserve Account Draw	0.00
J. Payment Provider Commitment	6,411,715.91
K. Payment Provider Required Payment Amount	0.00
L. Surety Draw	0.00
M. Insurer Optional Deposit	0.00
N. Total Cash Available for Distributions	7,872,861.45

Section V. Waterfall for Distributions
A. Total Available Funds	7,872,861.45
Amount Due	Amount Paid	Shortfall	Remaining Amount Available for Distribution
B. Servicing Fee	168,601.37	168,601.37	0.00	7,704,260.08
C. Surety Fee	24,973.30	24,973.30	0.00	7,679,286.78
D. Note Interest	495,100.09	495,100.09	0.00	7,184,186.69
E. Principal Distributable Amount	6,984,351.58	6,984,351.58	0.00	199,835.11
F. Interest on Unreimbursed Surety Draws	0.00	0.00	0.00	199,835.11
G. Reimbursement of Previous Surety Draws	0.00	0.00	0.00	199,835.11
H. Reimbursement of Insurer Optional Deposits	0.00	0.00	0.00	199,835.11
I. Reserve Deposit	0.00	0.00	0.00	199,835.11
J. Payment of Additional Servicing Fee	0.00	0.00	0.00	199,835.11
K. Deposit to Certificate Distribution Acct.	199,835.11	199,835.11	0.00	0.00

Section VI. Bond Reconciliation
Beginning Balance	Principal Paid	Ending Balance	Interest Due	Interest Paid	Interest Shortfall
A. Class A-1 Notes	0.00	0.00	0.00	0.00	0.00	0.00
B. Class A-2 Notes	36,488,636.42	6,984,351.58	29,504,284.84	93,350.09	93,350.09	0.00
C. Class A-3 Notes	64,000,000.00	0.00	64,000,000.00	185,600.00	185,600.00	0.00
D. Class A-4 Notes	66,000,000.00	0.00	66,000,000.00	216,150.00	216,150.00	0.00

E. Total	166,488,636.42	6,984,351.58	159,504,284.84	495,100.09	495,100.09	0.00

Section VII. Spread Account Reconciliation
A. Net Yield Calculations
i. Current Month		1.62%
ii. Previous Month		3.64%
iii. Second Previous Month		1.64%
iv. Three-Month Average		2.30%
v. Previous Three Month Average		2.76%
vi. Second Previous Three Month Average		2.55%
B. Has Net Yield Trigger Event Occurred and Is It Continuing?		NO
C. Has Spread Account Deposit Event Occurred (clauses (i) through (iv) or (iv))?		NO
D. Has Spread Account Deposit Event Occurred (clause (v))?		NO
E. Required Spread Account Parameters:
i. Spread Account Floor Amount		2,330,250.00
ii. Spread Account Specified Amount		8,375,287.45
iii. Spread Account Maximum Amount		15,952,928.48
iv. Spread Account Required Amount		2,330,250.00

F. Allocations, Deposits and Reductions of the Spread Account and the Payment Provider Commitment	Deposit of Cash in Spread Account	Change in Payment Provider Commitment	Cash on Deposit in Spread Account	Payment Provider Commitment
i. Beginning Balance			2,336,449.54	6,411,715.91
ii. Deposit of Payment Provider Commitment into Spread Account upon Spread Account Deposit Event (i-iv or vi)	0.00	0.00	2,336,449.54	6,411,715.91
iii. Deposit of Payment Provider Commitment into Spread Account upon Spread Account Deposit Event (v)	0.00	0.00	2,336,449.54	6,411,715.91
iv. Deposit to Spread Account from Waterfall	0.00	0.00	2,336,449.54	6,411,715.91
v. Release from Spread Account when Net Yield Trigger Event Has Not Occurred or Has Been Deemed Cured	-6,199.54	0.00	2,330,250.00	6,411,715.91
vi. Release from Spread Account when Net Yield Trigger Event Has Occurred and Has Not Been Deemed Cured	0.00	0.00	2,330,250.00	6,411,715.91
vii. Reduction of Payment Provider Commitment when Net Yield Trigger Event Not Occurred or Deemed Cured	0.00	366,678.46	2,330,250.00	6,045,037.45
viii. Withdrawal from Spread Account for Insurer Optional Deposit	0.00	0.00	2,330,250.00	6,045,037.45
ix. Reduction of Payment Provider Commitment when Net Yield Trigger Event Has Occurred and Not Deemed Cured	0.00	0.00	2,330,250.00	6,045,037.45

Section VIII. Surety Bond Reconciliation

A. Previously Unreimbursed Surety Bond Draws			0.00
B. Interest Rate on Outstanding Draws (PRIME + 1%)			7.75%
C. Current Interest Accrued on Previously Outstanding Draws			0.00
D. Interest Paid on Unreimbursed Surety Draws			0.00
E. New Surety Bond Draws			0.00
F. Reimbursement of Previous Surety Draws			0.00
G. Unreimbursed Surety Draws			0.00
H. Previous Unreimbursed Insurer Optional Deposits			0.00
I. New Insurer Optional Deposit			0.00
J. Reimbursement of Previous Insurer Optional Deposits			0.00
K. Unreimbursed Insurer Optional Deposits			0.00
L. Number of Extensions Performed During the Current Collection Period			126
M. Balance of Loans Extended During the Current Collection Period			2,009,545.78

Section IX. Historical Portfolio Performance

	Previous Period Cumulative Charge Offs	Current Period Charge-Offs	Previous Period Cumulative Losses	Current Period Losses	Current Period Prepayment Speed
i. Prime Loans	498,793.79	129,853.86	214,071.29	70,646.80	1.9697%
ii. Non-Prime Loans	1,354,388.12	398,583.07	660,192.76	198,531.68	2.2009%
iii. Sub-Prime Loans	86,754.43	0.00	42,112.43	-912.41	1.0012%
iv. Total Loans	1,939,936.34	528,436.93	916,376.48	268,266.07	2.0678%

	Section X. Franklin Resources Credit Rating

	A. Moody’s
	i. Short Term	P-1
	ii. Long Term	A2

	B. Standard and Poor’s	A/Stable/A-1

	/s/ Harold E. Miller, Jr.	/s/ Tonya B. Roemer
Harold E. Miller, Jr.		Tonya B. Roemer
	President,CEO	Vice President